Exhibit 99.1

Contacts:
Peter Garcia	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
Peter.Garcia@pdl.com	jennifer@cwcomm.org

PDL BioPharma Issues Statement on Resignation of Ernst and Young as Corporate Auditors

INCLINE VILLAGE, NV, September 17, 2014 -- PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) was orally notified by its independent registered accounting firm, Ernst & Young LLP (“EY”) that it was resigning effective September 11, 2014. The resignation was confirmed in a letter delivered to the Company on September 15, 2014 and reported in PDL’s Form 8-K filed on September 16, 2014.

PDL has issued the following statement in response to the announcement:

“We have received a number of inquiries on the reason for the resignation of EY. We were surprised by the resignation as we did not have any disagreements with EY on accounting practices, scope or procedures nor did we have any reportable events that would have caused EY to resign their position as our auditors,” stated Peter Garcia, vice president and chief financial officer of PDL. “We thank EY for their years of service to the company and have already begun the process of appointing new auditors, which we expect to announce in the coming weeks. We currently expect to continue our financial reporting in a timely manner.”

About PDL BioPharma

PDL BioPharma manages a portfolio of patents and royalty assets, consisting primarily of its Queen et al. antibody humanization patents and license agreements with various biotechnology and pharmaceutical companies. PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases for which it receives significant royalty revenue. PDL is currently focused on intellectual property asset management, acquiring new income generating assets, and maximizing value for its shareholders.

The company was formerly known as Protein Design Labs, Inc. and changed its name to PDL BioPharma, Inc. in 2006. PDL was founded in 1986 and is headquartered in Incline Village, Nevada.

To support its ability to pay dividends, PDL seeks to provide non-dilutive growth capital and financing solutions to late stage public and private healthcare companies and offers immediate financial monetization of royalty streams to companies, academic institutions, and inventors. PDL has invested approximately $715 million to date. PDL is focused on the quality of the income generating assets and potential returns on investment.

For more information, please visit www.pdl.com.

PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

Cautionary Statements Concerning Forward-Looking Statements

This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "may", "should", variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development, product potential or financial performance. Our ability to retain an auditor and the impact any change in auditor could have on the timing of our financial reporting constitute "forward-looking" statements that could be subject to change as circumstances may warrant. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect the business of PDL and its markets, particularly those discussed in the risk factors and cautionary statements contained in the Company's annual report filed with the SEC on March 3, 2014, as updated by subsequent quarterly reports. All forward-looking statements are expressly qualified in their entirety by such factors. The forward-looking statements are representative only as of the date they are made, and PDL assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.